Exhibit 99.6

Talking Points

•	Today, Tyson announced it has entered into a definitive merger agreement to acquire AdvancePierre Foods.

•	The agreement supports Tyson’s strategy to sustainably feed the world with the fastest growing portfolio of protein packed brands. The combination of Tyson and AdvancePierre brings together two leaders with complementary capabilities to form a premier food company with a phenomenal portfolio of brands and products.

•	The combination of our two companies is an excellent strategic fit. Tyson and AdvancePierre have complementary brand and product portfolios, which will benefit from increased scale and operational efficiency.

Q&A

1.	Will there be any impact on Tyson Team Members as a result of this transaction? Will there be layoffs?

•	We are confident that this transaction will benefit each of our companies and provide additional opportunities for Tyson Team Members—that’s because AdvancePierre’s product portfolio will strengthen our position in prepared foods and branded products across poultry, beef and pork.

•	The combination is built on growth opportunities.

2.	Will you be closing any of Tyson’s current locations?

•	It is too early to speculate what will happen with specific locations.

•	However, for now, nothing will change. It is business as usual until the transaction closes.

3.	I currently work with prepared foods. Will this transaction change who I report to or where I am located?

•	It is too early to speculate what will happen with specific reporting structures or locations.

•	However, for now, nothing will change. It is business as usual until the transaction closes.

4.	Will I have an opportunity to switch locations to an AdvancePierre location?

•	It is too early to speculate where we will be locating specific teams working with prepared foods.

•	However, we anticipate that this transaction will enhance opportunities for Team Members of both companies.

•	For now, nothing will change. It is business as usual until the transaction closes.

5.	When can we begin offering their products to our customers?

•	Until the transaction closes, we must continue to operate as separate companies and cannot offer their products to our customers.

6.	Will daily responsibilities for Tyson Team Members change as a result of this announcement?

•	No. It is business as usual at Tyson, and we must continue to remain focused on the job at hand and do the great work we do every day.

•	The transaction isn’t expected to close until the third quarter of Tyson’s fiscal 2017, following the satisfaction of customary conditions, including the tender of a majority of the outstanding AdvancePierre shares pursuant to the offer and receipt of required regulatory approvals.

•	Until closing, Tyson and AdvancePierre will continue to operate as separate companies.

7.	What is the plan for integrating the two companies?

•	We will assemble a team focused on integration planning. We will communicate milestones as appropriate.

•	Until closing, Tyson and AdvancePierre will continue to operate as separate companies. It is business as usual at Tyson, and we must continue to remain focused on the job at hand and do the great work we do every day.

8.	What should employees tell people outside the company?

•	Employees contacted by the media or an outside third party should not directly interact with them. Please reach out to Gary Mickelson in External Communications should you receive a request or inquiry from a third party.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements, including statements regarding the expected consummation of the acquisition, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition (such as regulatory approval for the transaction and the tender of at least a majority of the outstanding shares of capital stock of AdvancePierre Foods); the possibility that the transaction will not be completed; the impact of general economic, industry, market or political conditions; risks related to the ultimate outcome and results of integrating the operations of Tyson and AdvancePierre Foods; the ultimate outcome of Tyson’s operating strategy applied to AdvancePierre Foods and the ultimate ability to realize synergies; the effects of the business combination on Tyson and AdvancePierre Foods, including on the combined company’s future financial condition, operating results, strategy and plans; and other risks and uncertainties, including those identified in AdvancePierre Foods’ periodic filings, including AdvancePierre Foods’ Annual Report on Form 10-K for the year ended December 31, 2016 and AdvancePierre Foods’ Registration Statement on Form S-1 filed with the U.S. Securities Exchange Commission (“SEC”) on April 5, 2017 and any subsequent quarterly reports on Form

10-Q, as well as the tender offer documents to be filed with the SEC by Tyson and the Solicitation/Recommendation statement on Schedule 14D-9 to be filed by AdvancePierre Foods. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions (or the negative of such terms) are intended to identify forward-looking statements. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date of this communication, and neither Tyson nor AdvancePierre Foods undertakes any obligation to update any forward-looking statement except as required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that will be filed with the SEC. The solicitation and offer to buy AdvancePierre Foods stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced,

Tyson and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter AdvancePierre Foods will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ADVANCEPIERRE FOODS STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ADVANCEPIERRE FOODS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of AdvancePierre Foods stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC's website at www.sec.gov. Copies of the documents filed with the SEC by Tyson will be available free of charge on Tyson’s internet website at http://www.tyson.com or by contacting Jon Kathol at Tyson’s Investor Relations Department at (479) 290-4235 or by email at jon.kathol@tyson.com. Copies of the documents filed with the SEC by AdvancePierre Foods will be available free of charge on AdvancePierre Foods’ internet website at http://www.advancepierre.com or by contacting John Morgan at AdvancePierre Foods’ Investor

Relations Department at (513) 372-9338 or by email at ir@advancepierre.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, AdvancePierre Foods files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by AdvancePierre Foods at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. AdvancePierre Foods’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.